SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

______________________________


                            Form 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


December 29, 2000
Date of Report
(Date of earliest
event reported)


SHURGARD STORAGE CENTERS, INC.
(Exact name of registrant as specified in its charter)

    Washington           0-23466            91-1603837
 (State or other       (Commission        (IRS Employer
 jurisdiction of        File No.)       Identification No.)
  incorporation)

            1155 Valley Street, Suite 400
              Seattle, Washington  98109
(Address of principal executive offices, including zip
                        code)

                    (206) 624-8100
 (Registrant's telephone number, including area code)







Item 5.     Other Events

On December 29, 2000, the development joint venture with affiliates of JP Morgan Partners ("JPMP" formerly Chase Capital Partners) in which Shurgard Storage Centers, Inc. owns a 20% interest acquired 21 properties developed by Shurgard during 2000. General Electric Capital Corporation provided non-recourse acquisition financing in the amount of $67.7 million. The joint venture funded the acquisitions through the GECC loan together with equity contributions of approximately $36 million and $9 million, from JPMP and Shurgard, respectively. Total construction cost of the 21 properties, upon construction completion, is expected to be approximately $112.8 million. Shurgard used proceeds obtained from contribution of the properties to the joint venture to pay down its line of credit and for other general corporate purposes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SHURGARD STORAGE CENTERS, INC.


Dated:  January 17, 2001
                            By /s/Harrell Beck
                               Harrell Beck, Chief Financial Officer